SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is made and entered into this 8th day of March, 1996, by and between BLUEGREEN CORPORATION, f/k/a PATTEN CORPORATION, a Massachusetts corporation, with its chief executive office located at 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486 ("Patten"), PATTEN CORPORATION WEST, a Delaware corporation, with its chief executive office located at 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486 ("Patten/West) and FOOTHILL CAPITAL CORPORATION, a California corporation, with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 ("Foothill"), and is made with reference to the following facts:

                              W I T N E S S E T H:

     WHEREAS, on or about October 29, 1993, Foothill and Patten entered into that certain Loan and Security Agreement which provided for borrowings from time to time by Patten and pledges of various security interests to secure the repayments of such borrowings, all on the terms and conditions set forth therein; and

     WHEREAS, on or about December 23, 1993, Patten and Foothill entered into that certain First Amendment to Loan Agreement; and

     WHEREAS, on or about February 16, 1995, Patten and Foothill entered into that certain Amendment No. Two to the Loan and Security Agreement: Patten Corporation; and

     WHEREAS, on or about March 28, 1995, Patten and Foothill entered into that certain Amendment No. Three to the Loan and Security Agreement: Patten Corporation; and

     WHEREAS,  on or about June 15, 1995,  Patten and Foothill entered into that
certain  Amendment  No.  Four  to  the  Loan  and  Security  Agreement:   Patten
Corporation ("Fourth Amendment"); and

     WHEREAS, on or about June 26, 1995 Patten, Patten/West and Foothill entered into that certain Fourth Amendment to Loan and Security Agreement ("Fifth Amendment"; The Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment is hereafter referred to as the "Loan Agreement"); and

     WHEREAS, Patten, Patten/West, and Foothill desire to amend the Loan Agreement on the terms and conditions specifically set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows: 1. The definition of "Maximum Amount" in Section 1.1 of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead: "Maximum Amount" means the sum of Fifteen Million Dollars ($15,000,000.00)."

     2. The definition of "Land Inventory Borrowing Base" in Section 1.1 of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead: "Land Inventory Borrowing Base" means an amount equal to the lesser of (a) five million dollars ($5,000,000.00), (b) fifty percent (50%) of the sum of acquisition cost of real property plus Borrower's actual costs of improvements thereon for lots which are in a ready-to-sell condition, (c) thirty percent (30%) of the projected retail sales price (established in good faith and supported by comparable lots) of the saleable lots, (d) the acquisition cost of the land to be acquired, or (e) Foothill's in-house appraisal of the Real Property."

     3. Paragraph 5 of Schedule PN-A is deleted in its entirety and the following substituted in its place and stead:

     115. The Pledged Notes must provide for an interest rate of at least eight percent (8%) per annum, if fixed, or R6ference Rate plus two and one-half percent (2 1/2%) if variable, provided, however, that the blended rate of interest for the entire portfolio of Pledged Notes shall not be less than the Reference Rate plus one point seven five percent (1.75%)."

     4. In accordance with Section 7.5 of the Loan Agreement, Foothill consents for one time only to the name change of Patten Corporation to BLUEGREEN CORPORATION. 5. Borrower shall pay to Foothill in fee of twenty five thousand dollars ($25,000.00), which may be charged to Borrower's Obligations. The fee is fully earned, non-refundable, and due and payable on the date of signing and delivery of this Amendment by Borrower to Foothill.

     6. Except as expressly modified herein, the Loan Agreement remains in full force and effect and is reaffirmed by the parties hereto.



"patten"

BLUEGREEN CORPORATION,
f/k/a PATTEN CORPORATION,
a Massachusetts corporation






"Patten/West"



PATTEN CORPORATION WEST,
a Delaware corporation



"Foothill"
FOOTHILL CAPITAL CORPORATION,
a California corporation